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                                                                     EXHIBIT 4.9

                  NOTICE OF GUARANTEED DELIVERY FOR SHARES OF
                         % CONVERTIBLE PREFERRED STOCK OF
                              EXCO RESOURCES, INC.
             SUBSCRIBED FOR UNDER THE BASIC SUBSCRIPTION PRIVILEGE
                       AND THE OVERSUBSCRIPTION PRIVILEGE

     As set forth in the Prospectus under "The Rights Offering -- Method of Exercising Rights and Oversubscription Privilege," this form or one substantially equivalent hereto may be used as a means of effecting subscription
and payment for all shares of      % convertible preferred stock of EXCO
Resources, Inc. Such form may be delivered by hand or sent by telex, facsimile transmission, overnight courier or mail to the Subscription Agent.

                           THE SUBSCRIPTION AGENT IS:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                      ATTENTION: REORGANIZATION DEPARTMENT

            By Mail                      By Facsimile                       By Hand
    2 Broadway, 19th Floor              (212) 509-5150              2 Broadway, 19th Floor
   New York, New York 10004                                        New York, New York 10004

                            Confirm by telephone to:
                            (212) 509-4000, ext. 535

                             By Overnight Courier:
                      Corporate Stock Transfer Department
                             2 Broadway, 19th Floor
                            New York, New York 10004

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

     Prior to 5:00 p.m., New York time, on the Expiration Date, the member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., or commercial bank or trust company which completes this form must communicate the guarantee, the name of the exercising Rights holder, the number of Rights represented by the Rights Certificate(s) held by such exercising holder and the number of shares subscribed for (under both the Basic Subscription Privilege and the Oversubscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, together with payment in full for all subscribed shares, guaranteeing delivery of a properly completed and signed copy of the Rights Certificate to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.
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                                   GUARANTEE

     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by the close of business on the third Nasdaq National Market trading day following the date hereof, of a properly completed and duly executed Rights Certificate and evidencing the Rights being exercised as indicated herein.

Number of Rights to be delivered:
                                 ---------------------------

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
Method of delivery (circle one)    A. Through DTC*
                                   B. Direct to Subscription Agent
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

----------------------------------------------------     ----------------------------------------------------
  Number of Shares Subscribed for Pursuant to Basic           Number of Shares Subscribed for Pursuant to
               Subscription Privilege                                 Oversubscription Privilege

----------------------------------------------------     ----------------------------------------------------
                    Name of Firm                                         Authorized Signature

----------------------------------------------------     ----------------------------------------------------
                       Address                                                   Title

----------------------------------------------------     ----------------------------------------------------
                      Zip Code                                        Name (Please Type or Print)

----------------------------------------------------     ----------------------------------------------------
                    Contact Name                                             Phone Number
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  *  IF THE RIGHTS ARE DELIVERED THROUGH DTC, A REPRESENTATIVE OF
                         WILL PHONE YOU WITH A [PROTECT IDENTIFICATION NUMBER],
     WHICH NEEDS TO BE RELATED BY YOU TO DTC.